Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-200828 and 333-56161 (including post-effective amendment No.1) on Form S-8 of Sempra Energy, of our reports dated June 28, 2019, relating to the financial statements and supplemental schedules appearing in this Annual Report on Form 11-K of Sempra Energy Savings Plan; Southern California Gas Company Retirement Savings Plan; and San Diego Gas & Electric Company Savings Plan for the year ended December 31, 2018.
/s/ DELOITTE & TOUCHE LLP
June 28, 2019